SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

April 14, 2008

Date of Report (Date of earliest event reported)

HEARST-ARGYLE TELEVISION, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-14776	74-2717523
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 West 57th Street

New York, New York 10019

(Address of Principal Executive Offices)  (Zip Code)

(212) 887-6800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 1 – Registrant’s Business and Operations

Item 1.01.  Entry into a Material Definitive Agreement.

The Company entered into two agreements dated April 2, 2008, which became effective April 14, 2008, with Lifetime Entertainment Services (“Lifetime”), an entity owned 50% by an affiliate of The Hearst Corporation and 50% by The Walt Disney Company, whereby Lifetime was appointed as an agent by the Company to negotiate retransmission consent agreements with certain multi-channel video programming distributors.

The Company believes that the material terms of the agency agreements with Lifetime constitute competitive information and intends to seek confidential treatment of that information. The Company currently estimates that the aggregate annual consideration amount payable by Lifetime to the Company under the agency agreements (which amount will be dependent upon whether certain agreements are entered into with the multi-channel video programming distributors), commencing in 2009, will be less than 5% of the Company’s estimated 2008 net operating revenues.  Amounts payable in 2008, if at all, would not be material.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HEARST-ARGYLE TELEVISION, INC.

	By:	/s/ Jonathan C. Mintzer
Name: Jonathan C. Mintzer
Title: Vice President, General Counsel and Secretary

Date: April 14, 2008